Exhibit 5.1

NIXON PEABODY LLP
Attorneys at Law
Clinton Square
Post Office Box 31051
Rochester, New York 14603-31051
(585) 263-1000
Fax: (585) 263-1600

December 7, 2007

Home Properties, Inc.
850 Clinton Square
Rochester, New York 14604

Ladies and Gentlemen:

We have acted as counsel to Home Properties, Inc., a Maryland corporation (the “Company”), in connection with the Registration Statement on Form S-8 (the “Registration Statement”) filed today by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), relating to the registration of an aggregate of 50,000 shares of common stock, $0.01 par value, of the Company (the “Shares”) to be issued in connection with the Company’s Retirement Savings Plan, as amended (the “Plan”).

We have examined the originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and all such agreements, certificates of public officials, certificates of officers or other representatives of the Company, and such other documents, certificates and corporate or other records as we have deemed necessary or appropriate as a basis for the opinions set forth herein, including (i) the Articles of Amendment and Restatement of the Articles of Incorporation of the Company, as amended to the date hereof, (ii) the Amended and Restated By-Laws of the Company, as amended to the date hereof, (iii) certified copies of certain resolutions duly adopted by the Board of Directors of the Company, (iv) the Second Amended and Restated Agreement of Limited Partnership, dated September 23, 1997, as amended of Home Properties, L.P., and (v) the Registration Statement.  As to factual matters material to the opinions set forth below we have relied, without investigation, upon the representations and statements of the Company in the Registration Statement and in such certificates of government officials and officers of the Company as we have deemed necessary for the purposed of the opinions expressed herein.

The opinions stated herein are limited to the federal laws of the United States, the laws of the State of New York and the General Corporation Law of the State of Maryland.

Based upon and subject to the conditions and limitations set forth herein, we are of the opinion that:

When the Registration Statement has become effective under the Act and the Shares have been issued in accordance with the Plan, such Shares issued will be duly authorized, validly issued, fully paid and non-assessable by the Company.

We hereby consent to the filing of this opinion as an exhibit to the above-referenced Registration Statement.

Very truly yours,

/s/ Nixon Peabody LLP

Nixon Peabody LLP